UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2012
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Labelle, St-Jerome Quebec, Canada	J7Z 5L2
(Address of principal executive offices)	(Zip Code)

(855) 492-5245
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors (the "Board") of Technolgies Scan Corp., a Nevada corporation (the "Company"), approved the execution of a letter of intent dated as of September 5, 2012 (the "Letter of Intent"), with 6285431 Canada Inc., known as "iSpeedzone", a private company organized under the laws of Canada ("iSpeedzone"). In accordance with the terms and provisions of the Letter of Intent, the Company will enter into a share exchange agreement and acquire the total issued and outstanding shares of common stock of iSpeedzone from the iSpeedzone shareholders in exchange for the issuance by the Company to the iSpeedzone shareholders on a pro rata basis of approximately 130,500,000 shares of its restricted common stock. This will result in iSpeedzone becoming the wholly-owned subsidiary of the Company. iSpeedzone is a social network driven by arts, sports and recreational activities. It has the objective of providing certain services including event coordinateion, activity coordination, multimedia platform creation, video/WEB-HD production, event promotion and advertising concept creations.

In further accordance with the terms and provisions of the Letter of Intent, the closing of the proposed share exchange within 45 days from the date of the Letter of Intent is subject to the satisfaction of certain conditions precedent including, but not limited to, the following: (i) the Company and iSpeedzone shall have obtained all authorizations, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated by the exchange agreement; (ii) the Company and iSpeedzone shall have complied with all warranties, representations, covenants and agreements therein agreed to be performed or caused to be performed on or before the closing date; (iii) no action or proceedings in law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit any of the transactions contemplated by the exchange agreement; (iv) completion by each of the Company and iSpeedzone of an initial due diligence and operations review of the other's respective businesses and operations; (v) no material loss or destruction of or damage to the Company or iSpeedzone shall have occurred; and (vi) the board of directors of the Company and iSpeedzone shall have ratified the terms and conditions of the definitive share exchange agreement. .

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter of Intent between Technology Scan Corp. and 6285431 Canada Inc. dated September 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

DATE: September 10, 2012.	By:	/s/ Ghislaine St-Hilaire
Name: Ghislaine St-Hilaire
Title: President